                                                                    Exhibit 99.2


                          NOTICE OF GUARANTEED DELIVERY

                 FOR 10-3/4% SENIOR SUBORDINATED NOTES DUE 2011
                                       OF
                         BURNS PHILP CAPITAL PTY LIMITED
                         BURNS PHILP CAPITAL (U.S.) INC.

          UNCONDITIONALLY GUARANTEED ON A SENIOR SUBORDINATED BASIS BY
                         BURNS, PHILP & COMPANY LIMITED
                         AND CERTAIN OF ITS SUBSIDIARIES

      As set forth in the Prospectus dated ___, 2003 (the "Prospectus") of Burns, Philp & Company Limited, a company incorporated under the laws of Australia, Burns Philp Capital Pty Limited, a company incorporated under the laws of Australia (the "Australian Company") and Burns Philp Capital (U.S.) Inc., a company incorporated under the laws of Delaware (the "U.S. Company," and together with the Australian Company, the "Companies"), and in the Letter of Transmittal (the "Letter of Transmittal"), this form or a form substantially equivalent to this form must be used to accept the Exchange Offer (as defined below) if the certificates for the outstanding 10-3/4% Senior Subordinated Notes due 2011 (the "Old Notes") of the Companies and all other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent by the expiration of the Exchange Offer or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission, telex or mail to the Exchange Agent no later than the Expiration Date, and must include a signature guarantee by an Eligible Institution as set forth below. Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Prospectus.

                                       TO:

                    WELLS FARGO BANK, NATIONAL ASSOCIATION

        BY MAIL:                     BY HAND:                 BY COURIER:

   WELLS FARGO BANK,             WELLS FARGO BANK,         WELLS FARGO BANK,
  NATIONAL ASSOCIATION         NATIONAL ASSOCIATION       NATIONAL ASSOCIATION
 707 WILSHIRE BOULEVARD       707 WILSHIRE BOULEVARD     707 WILSHIRE BOULEVARD
 LOS ANGELES, CA 90017              17TH FLOOR                 17TH FLOOR
                               LOS ANGELES, CA 90017     LOS ANGELES, CA 90017

                                    BY FACSIMILE FOR
                                 ELIGIBLE INSTITUTIONS:
                                     (213) 614-3355
                                  ATTENTION: JEANIE MAR
                                TO CONFIRM BY TELEPHONE:
                                     (213) 614-3349

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instruction thereto, such signatures must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature(s).

Ladies and Gentlemen:

      The undersigned acknowledges receipt of the Prospectus and the related Letter of Transmittal which describes the Companies' offer (the "Exchange Offer") to exchange US$1,000 in principal amount of a new series of 10-3/4% Series B Senior Subordinated Notes due 2011 (the "Exchange Notes") for each US$1,000 in principal amount of the Old Notes.

      The undersigned hereby tenders to the Companies the aggregate principal amount of Old Notes set forth below on the terms and conditions set forth in the Prospectus and the related Letter of Transmittal pursuant to the guaranteed delivery procedure set forth in the "The Exchange Offer -- Procedures for Tendering -- Guaranteed Delivery Procedures" section in the Prospectus and the accompanying Letter of Transmittal.

      The undersigned understand that no withdrawal of a tender of Old Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Old Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at its address specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

      The undersigned understands that the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) such Old Notes (or Book-Entry Confirmation of the transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company (the "Depositary" or "DTC")) and (ii) a Letter of Transmittal (or facsimile thereof) with respect to such Old Notes, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message. The term "Agent's Message" means a message transmitted by the Depositary to, and received by, the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that the Depositary has received an express acknowledgment from each participant in the Depositary tendering the Old Notes and that such participant has received the Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and the Companies may enforce such agreement against such participant.

      All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or Authorized            Name(s) of Registered Holder(s):

Signatory: ________________________________                  _________________________________________

___________________________________________                  _________________________________________

___________________________________________                  _________________________________________

Principal Amount of Old Notes Tendered:                      Address: _________________________________

___________________________________________                  _________________________________________

Certificate No(s) of Old Notes (if available):               Area Code and Telephone No.: _______________

__________________________________________                   If Old Notes will be delivered by book-entry transfer
                                                             at The Depository Trust Company, insert
__________________________________________
                                                             Depository Account No.: ____________________
__________________________________________

Date: ____________________________________


      This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):      _________________________________________________________________

              _________________________________________________________________

Capacity:     _________________________________________________________________

Address(es):  _________________________________________________________________

              _________________________________________________________________

              _________________________________________________________________


      DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, or otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Old Notes complies with Rule 14e-4 of the Exchange Act and (c) guarantees that, within three New York Stock Exchange trading days from the expiration date of the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

      The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth above and the failure to do so could result in financial loss to the undersigned.

Name of Firm:                            ______________________________________
____________________________________              Authorized Signature

                                         Name:
Address:____________________________     ______________________________________

____________________________________     Title:________________________________

Area Code and Telephone No.:________     Date:_________________________________